UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2006

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

This Form 8-K/A is being filed for the purposes of providing financial information that supplements the information provided in a Form 8-K filed by Brunswick Corporation (Brunswick) on April 27, 2006, and to correct an error in the Comparative Consolidated Condensed Statements of Cash Flows in the financial statements provided with the news release furnished with that Form 8-K.

In its Form 8-K filed on April 27, 2006, Brunswick announced its decision to sell substantially all of its Brunswick New Technologies (BNT) business unit. Exhibit 99.1 to this Form 8-K/A provides unaudited comparative consolidated condensed statements of income, balance sheets, cash flows and selected segment information for quarterly periods in 2006, 2005, 2004 and 2003, excluding the results of BNT (the “Supplemental Financial Information”). The Supplemental Financial Information has been prepared utilizing non-GAAP financial information to illustrate how Brunswick’s financial statements would have appeared had the decision to sell BNT been made prior to March 31, 2006. Brunswick believes that the pro forma (non-GAAP) numbers, excluding the results of BNT, are more representative of the financial performance of its ongoing financial operations.

For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States.

Previously, all of the BNT businesses were included in the Marine Engine segment. Although substantially all of the businesses are being held for sale, some minor businesses will be retained in the Boat, Marine Engine and Fitness segments. Information for the Bowling & Billiards segment is not affected by the decision to sell BNT. In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, as the decision to sell substantially all of its BNT business unit was made in the second quarter, the company will formally disaggregate its financial statements to account for this decision in the Quarterly Report on Form 10-Q that it will file for the second quarter of 2006.

In the Form 8-K filed on April 27, 2006, on the page in the news release containing the Comparative Consolidated Condensed Statements of Cash Flows, the Company provided non-GAAP supplemental information on “Free Cash Flow.” For the three months ended March 31, 2005, the “Other, net” and "Total Free Cash Flow" amounts in this supplemental data were incorrect. Corrected Comparative Consolidated Condensed Statements of Cash Flows are included as Exhibit 99.2 to this Form 8-K/A. This Form 8-K/A does not change or update any other previously reported financial statements or disclosures of Brunswick Corporation contained in the original Form 8-K.

Both the Supplemental Financial Information and the corrected cash flow statement include the use of the non-GAAP financial measure “free cash flow.” Brunswick’s management believes that the financial measure “free cash flow” is useful to investors because it is an indication of cash flow that may be available for investment in future growth initiatives. Brunswick defines free cash flow as cash flow from operating and investing activities (excluding cash used for acquisitions and investments), excluding financing activities for continuing operations. Brunswick’s management believes that this measure is useful to investors because it permits investors to view Brunswick’s performance using the same tools that Brunswick uses and to better evaluate Brunswick’s ongoing business performance.

Brunswick has used some of the financial measures that are included in the Supplemental Financial Information and the cash flow statements for several years, both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. Brunswick’s management believes that these measures (including those that are “non-GAAP financial measures”) and the information they provide are useful to investors because they permit investors to view Brunswick’s performance using the same tools that Brunswick uses and to better evaluate Brunswick’s ongoing business performance.

The information in this report and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
99.1 99.2	Supplemental Financial Information. Comparative Consolidated Condensed Statements of Cash Flows for the three month periods ended March 31, 2006 and 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: May 1, 2006	By:	/s/ ALAN L. LOWE
Name: Alan L. Lowe
Title: Vice President and Controller

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit
99.1 99.2	Supplemental Financial Information. Comparative Consolidated Condensed Statements of Cash Flows for the three month periods ended March 31, 2006 and 2005.